UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Surgery Partners, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following email was made available to all employees of Surgery Partners, Inc. (the “Company”) on November 9, 2026.

Colleagues,

As you may have seen, earlier today Surgery Partners issued a press release announcing an amendment to our merger agreement with HealthSpan Partners, an affiliate of Bon Secours Mercy Health. The amendment follows Surgery Partners’ receipt of an unsolicited competing proposal from a third party.

HealthSpan Partners will now acquire Surgery Partners in an all-cash transaction valued at an enterprise value of up to approximately $6.0 billion. The amended agreement also includes several updated financial terms, which you can read in this morning’s press release.

Our Board of Directors and the Special Committee of the Board, in accordance with their fiduciary duties, carefully evaluated the unsolicited competing proposal from the third party and the updated proposal from HealthSpan Partners, including the risks and benefits of both proposals, and concluded that the amended merger agreement with HealthSpan Partners is the best path forward for our business and the colleagues, partners, patients and communities we serve.

Our Board of Directors reaffirms its recommendation in support of the acquisition by HealthSpan Partners and the HealthSpan Partners merger agreement, as amended, remains in full effect.

When we announced our original agreement with HealthSpan Partners, I shared that it was a powerful validation of our business and partnership model. The additional interest we have received reinforces that view. It speaks to the strength of our physician and health system partnerships, our commitment to clinical quality and the exceptional patient experience we provide every day.

The transaction is still expected to close in the first quarter of 2027, subject to the approval of Surgery Partners stockholders, the receipt of regulatory approvals and satisfaction of other customary closing conditions.

Consistent with our policy, in the event you are contacted by a reporter or investor, please refrain from commenting or engaging. For reporter inquiries, immediately reach out to Lacey Hunter, vice president of communications, at [***]. Investor inquiries should be directed to IR@surgerypartners.com.

We are incredibly proud of the organization we have built together, and we look forward to moving towards this exciting next chapter. When we have further updates to share, we will communicate them. In the meantime, nothing changes. Please continue doing what you do best: delivering exceptional care and service to our patients.

Sincerely,

Eric Evans

Chief Executive Officer

Additional Information and Where to Find It

In connection with the proposed acquisition by an affiliate of BSMH of the Company (the “Transactions”), the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), a definitive version of which will be mailed or otherwise provided to its stockholders. The Company and certain other filing persons intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the proposed Transactions. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at ir.surgerypartners.com. In addition, the Proxy Statement, the Schedule 13E-3 and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to the Company’s Investor Relations at IR@surgerypartners.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transactions. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of the Company in connection with the proposed Transactions, including a description of their respective direct or indirect interests, by security holdings or otherwise will be set forth in the Proxy Statement and Schedule 13E-3 and other materials to be filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 23, 2026 (the “Annual Meeting Proxy Statement”) , including under the sections entitled “Security Ownership of Certain Beneficial Owners and Management”, “Proposal No. 1 Election of Directors”, and “Executive Officers” therein. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected in the Company’s Statements of Change in Ownership on Forms 4 filed with the SEC. The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed Transactions, including the interests of the Company’s directors and executive officers in the proposed Transactions, which may be different than those of the Company’s stockholders generally, by reading the Proxy Statement and Schedule 13E-3 and other relevant materials to be filed with the SEC relating to the proposed Transactions. You can obtain free copies of these documents from the Company using the contact information above.

No Offer

No person has commenced soliciting proxies in connection with the proposed Transactions referenced in this communication, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities, nor a solicitation of any vote or approval.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, the Company’s future financial or operating performance or the proposed Transactions. All statements other than statements of historical facts contained in this communication, including statements regarding the proposed Transactions and their expected timing, completion and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “likely,” “may,” “might,” “should,” “plans,” “potential,” “projects,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed Transactions in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed Transactions; (c) the potential impact of the unsolicited proposal from a third party or possibility that more competing offers may be made; (d) potential delays in consummating the proposed Transactions; (e) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed Transactions that could delay the consummation of the proposed Transactions or cause the parties to abandon the proposed Transactions; (f) the possibility that the Company may not receive the requisite stockholder approval for the proposed Transactions; (g) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed Transactions; (h) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement with BSMH; (i) the Company’s ability to implement its business strategy; (j) significant transaction costs associated with the proposed Transactions, as well as liabilities that are not known, probable or estimable at this time or other unexpected costs, charges or expenses; (k) the possibility that the proposed Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (l) potential litigation relating to the proposed Transactions; (m) the risk that disruptions from the proposed Transactions will harm the Company’s business, including current plans and operations; (n) risks related to the diversion of management’s time and attention from the Company’s ongoing business operations to matters relating to the proposed Transactions; (o) the ability of the Company to retain and hire key personnel; (p) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Transactions; (q) legislative, regulatory and economic developments affecting the Company’s business; (r) general economic and market developments and conditions; (s) the legal, regulatory and tax regimes under which the Company operates; (t) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed Transactions that could affect the Company’s financial performance; (u) the risk that any announcements relating to the proposed Transactions or the unsolicited proposal from a third party could have adverse effects on the market price of the Company’s common stock, and the risk that such price may decline significantly if the proposed Transactions are not consummated on the anticipated timeline, or at all; (v) restrictions during the pendency of the proposed Transactions that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (w) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. There can be no assurance that the proposed Transactions will in fact be consummated. The foregoing list of factors is not exhaustive, and new risks may emerge from time to time. It is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s periodic report filings with the SEC, including but not limited to the Company’s Form 10-Q filed with the SEC on August 10, 2026, the Company’s Form 10-Q to be filed with the SEC on November 9, 2026 and the Company’s Form 10-K filed with the SEC on March 2, 2026, as well as other documents that may be filed by the Company from time to time with the SEC. These filings, as well as subsequent filings, are available on the investor relations section of the Company’s website at ir.surgerypartners.com or on the SEC’s website at www.sec.gov. The statements in this communication represent the Company’s current beliefs, estimates and assumptions as of the date of this communication. Subsequent events and developments may cause the Company’s views to change. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.